Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A (File No. 2-86931) of our report dated April 9, 2002 relating to the financial statements and financial highlights which appears in the February 28, 2002 Annual Report to Shareholders of The Empire Builder Tax Free Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

Columbus, Ohio
June 20, 2002